UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2020

ECHO GLOBAL LOGISTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware   001-34470    20-5001120
(State or other jurisdiction of
incorporation)   (Commission File Number)  (I.R.S. Employer Identification No.)

600 West Chicago Avenue
Suite 725
Chicago, Illinois      60654
(Address of principal executive offices)     (Zip Code)

(800) 354-7993
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, par value $0.0001 per share	ECHO	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On January 17, 2020, Echo Global Logistics, Inc. (the “Company”) received written notice from Nelda J. Connors, a member of the Company’s board of directors (the “Board”), stating that she will not be standing for re-election as a director at the Company’s 2020 annual meeting of stockholders (the “2020 Annual Meeting”). Ms. Connors will continue to serve as a director until the Company’s 2020 Annual Meeting. Ms. Connors’ decision to not stand for re-election is not the result of any dispute or disagreement with the Company, the Company’s management or the Board on any matter relating to the Company’s operations, policies or practices. The Board thanks Ms. Connors for her many contributions as a director and greatly appreciates her leadership and guidance. The Board extends its sincere gratitude for her many years of service and wishes her the best in her future endeavors.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits:
Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECHO GLOBAL LOGISTICS, INC.
Dated: January 24, 2020	By	/s/ Kyle Sauers
	Name:	Kyle Sauers
	Title:	Chief Financial Officer